Exhibit 10.7

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of December 28, 2016 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and LIQUIDIA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 6, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)    Section 6.10(a) of the Agreement is hereby amended and restated, as follows:

(a)              Equity/Subordinated Debt Milestone. Borrower shall receive, after October 1, 2016 but on or before January 15, 2017, proceeds from the sale or issuance of Borrower’s equity or Subordinated Debt securities in an amount, from investors, and otherwise on terms acceptable to Bank.

2)             A new subsection (g) is hereby added to the defined term “Permitted Indebtedness” in Exhibit A to the Agreement, as follows:

(g)              Indebtedness to CSC Leasing Company of up to $1,500,000 for equipment lease financing.

3)             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)               this Amendment, duly executed by Borrower;

b)               payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)               such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIQUIDIA TECHNOLOGIES, INC.		PACIFIC WESTERN BANK

By:	/s/ Timothy Albury	By:	/s/ Dhruv Patel
Name:	Timothy Albury	Name:	Dhruv Patel
Title:	CFO	Title:	VP

[Signature Page to Third Amendment to Loan and Security Agreement]